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Exhibit 99.2

OVERLAND DATA, INC.

2001 SUPPLEMENTAL STOCK OPTION PLAN

ARTICLE ONE

GENERAL

I.  PURPOSE OF THE PLAN

    A.  This 2001 Supplemental Stock Option Plan (the "Plan") is intended to promote the interests of Overland Data, Inc., a California corporation (the "Company"), by authorizing shares of Common Stock ("Shares") for issuance through long-term option grants to be made from time to time to individuals in the employ or Service of the Company (or any Parent or Subsidiary) who are neither Officers nor members of the Board and who are not otherwise Section 16 Insiders.

    B.  The Plan shall become effective immediately upon adoption by the Board on the Plan Effective Date.

    C.  The Plan is independent of any of the Company's other stock option plans, and share issuances under the Plan shall not reduce or otherwise affect the number of Shares available for issuance under any other stock option plan of the Company. In addition, share issuances under any other stock option plan of the Company shall not reduce or otherwise affect the number of Shares available for issuance under the Plan.

    D.  Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.  ADMINISTRATION OF THE PLAN

    A.  The Plan shall be administered by the Plan Administrator.

    B.  Subject to the Applicable Laws and the express provisions of the Plan, and except as otherwise provided by the Board, the Plan Administrator shall have full power and discretion to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding option grants thereunder as it may deem necessary or advisable. Except as otherwise provided by the Board, decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option thereunder.

    C.  The Plan Administrator shall serve for such period as the Board may determine and shall be subject to removal by the Board at any time.

III.  ELIGIBILITY

    A.  The persons eligible to participate in the Plan shall be limited to those Employees and Consultants in the Service of the Company (or any Parent or Subsidiary) who are neither Officers nor members of the Board and who are not otherwise Section 16 Insiders at the time of the option grant.

    B.  The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Plan, the time or times when such grants are to be made, the number of Shares to be covered by each such grant, the time or times when each granted option is to become exercisable and the maximum term for which the option may remain outstanding. All options granted under the Plan shall be Non-Statutory Options.

IV.  STOCK SUBJECT TO THE PLAN

    A.  Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the authorized but unissued Shares or from reacquired Shares, including Shares repurchased by the Company on the open market. The maximum number of Shares reserved for issuance over the term of the Plan shall be limited to 175,000 Shares, subject to adjustment from time to time in accordance with the provisions of this Section IV.

    B.  Should one or more outstanding options under the Plan expire or terminate for any reason prior to exercise in full, then the Shares subject to the portion of each option not so exercised shall be available for subsequent issuance under the Plan. Should the exercise price of an outstanding option under the Plan be paid with Shares, then the number of Shares available for issuance under the Plan shall be reduced by the gross number of Shares for which the option is exercised, and not by the net number of Shares actually issued to the holder of such option.

    C.  Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of Shares, exchange of Shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and price per Share in effect under each option outstanding under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

OPTION GRANT PROGRAM

I.  OPTION TERMS

    Options granted under the Plan shall be authorized by action of the Plan Administrator and shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. All such granted options shall be Non-Statutory Options.

    A.  EXERCISE PRICE.

      1.  The exercise price per Share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per Share on the grant date.

      2.  Full payment of the exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below:

        a.  check or money order made payable to the Company,

        b.  Shares held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date,

        c.  a combination of such Shares and check or money order made payable to the Company, or

        d.  full payment effected through a broker-dealer sale and remittance procedure pursuant to which the Optionee shall concurrently provide (a) irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares plus all applicable foreign, federal, state, or local income and employment taxes required to be withheld by the Company by reason of such purchase and (b) written directives to the Company to deliver the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

        Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased Shares must be made on the Exercise Date.

    B.  EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of Shares as shall be determined by the Plan Administrator and set forth in the documents evidencing such option. No option shall have a maximum term in excess of ten (10) years. Options only may be transferred (a) following the Optionee's death to any person by will or by the laws of descent and distribution, or (b) during the Optionee's lifetime, to the extent determined by the Plan Administrator, by gift or pursuant to a domestic relations order to members of the Optionee's Immediate Family.

    C.  EFFECT OF TERMINATION OF SERVICE.

      1.  The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

        a.  Except as provided in Section I(C)(1)(d) below, any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable thereafter for the applicable Post-Termination Exercise Period as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of such Post-Termination Exercise Period.

        b.  Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

        c.  During the applicable Post-Termination Exercise Period, the option may not be exercised in the aggregate for more than the number of Shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the Post-Termination Exercise Period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any otherwise exercisable Shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding for any and all Shares for which the option is not otherwise at that time exercisable.

        d.  Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding as of such termination date.

      2.  The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

        a.  extend the Post-Termination Exercise Period following the Optionee's cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the last day of the original term of that option; and/or

        b.  permit the option to be exercised during the Post-Termination Exercise Period, not only with respect to the number of Shares for which the option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments for which the option would have become exercisable had the Optionee continued in Service.

    D.  SHAREHOLDER RIGHTS. An Optionee shall have none of the rights of a shareholder with respect to any option Shares until such Optionee shall have exercised the option and paid the exercise price for such option Shares.

II.  CORPORATE TRANSACTIONS

    A.  Effective upon the consummation of a Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise provided by the Board.

    B.  Each option that is assumed in connection with a Corporate Transaction shall, immediately following such Corporate Transaction, be replaced with a comparable option to purchase, at an aggregate exercise price equal to the aggregate exercise price of the assumed option, the number and class of securities of the successor entity or its Parent which would have been issuable to the Optionee upon the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction.

    C.  The grant of options under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE THREE

MISCELLANEOUS

II.  AMENDMENT OF THE PLAN

    Except as provided below, the Board has complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to stock options at the time outstanding under the Plan, unless the affected Optionees consent to such amendment. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any amendment or modification to the Plan in such a manner and to such a degree as required.

III.  TAX WITHHOLDING

    The Company's obligation to deliver Shares upon the exercise of stock options under the Plan shall be subject to the satisfaction of all applicable foreign, federal, state and local income tax and employment tax withholding requirements.

IV.  EFFECTIVE DATE AND TERM OF PLAN

    A.  The Plan shall become effective immediately upon approval by the Board on the Plan Effective Date and shall not be subject to shareholder approval.

    B.  The Plan shall terminate upon the EARLIEST of (i) the ten (10) year anniversary date of the adoption of the Plan, (ii) the date on which all Shares available for issuance under the Plan shall have been issued pursuant to the exercise of options under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. If the date of termination is determined under clause (i) above, then all option grants outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing those grants.

V.
USE OF PROCEEDS

    Any cash proceeds received by the Company from the sale of Shares pursuant to option grants under the Plan shall be used for general corporate purposes.

VI.  REGULATORY APPROVALS

    A.  The implementation of the Plan, the granting of any option under the Plan, and the issuance of Common Stock upon the exercise of the stock options granted hereunder shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the Common Stock issued pursuant to it.

    B.  Shares shall not be issued pursuant to the exercise of an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

VII.  NO EMPLOYMENT/SERVICE RIGHTS

    Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause and with or without notice.

VIII.  NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS

    Except as specifically provided in a retirement or other benefit plan of the Company, option grants shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

IX.  RESERVATION OF SHARES

    A.  The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    B.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

OVERLAND DATA, INC.

2001 SUPPLEMENTAL STOCK OPTION PLAN

APPENDIX

    The following definitions shall be in effect under the Plan:

    A.  APPLICABLE LAWS means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal and state securities laws, the corporate laws of California, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to stock options granted to residents therein.

    B.  BOARD shall mean the Company's Board of Directors.

    C.  CODE shall mean the Internal Revenue Code of 1986, as amended.

    D.  COMMON STOCK shall mean the Company's common stock.

    E.  COMPANY shall mean Overland Data, Inc., a California corporation.

    F.  CONSULTANT means any person (other than an Employee or a member of the Board, solely with respect to rendering services in such person's capacity as a member of the Board) who is engaged by the Company to render consulting or advisory services to the Company.

    G.  CORPORATE TRANSACTION shall mean any of the following transactions to which the Company is a party:

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  a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction;

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  the sale, transfer or other disposition of all or substantially all of the Company's assets; or

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  the complete liquidation or dissolution of the Company.

    H.  DISABILITY means as defined under the long-term disability policy of the Company regardless of whether the Optionee is covered by such policy. If the Company does not have a long-term disability plan in place, "Disability" means that an Optionee is unable to carry out the responsibilities and functions of the position held by the Optionee by reason of any medically determinable physical or mental impairment. An Optionee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Plan Administrator in its discretion.

    I.  EMPLOYEE shall mean an individual who is in the employ of the Company (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

    J.  EXERCISE DATE shall mean the date on which the Company shall have received written notice of the option exercise and full payment of the exercise price for the purchased Shares.

    K.  FAIR MARKET VALUE per Share on any relevant date shall be:

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  Where there exists a public market for the stock, (A) the closing price for a Share on the date of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable, or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market on the date of the determination (or, if no such prices were reported

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    on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable; or

  •
  In the absence of an established market for the Common Stock of the type described above, the Fair Market Value shall be determined by the Plan Administrator in good faith.

    L.  IMMEDIATE FAMILY shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent (50%) of the voting interests.

    M. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by the Optionee of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by the Optionee adversely affecting the business or affairs of the Company (or any Parent or Subsidiary). The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Company (or any Parent or Subsidiary).

    N.  NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

    O.  OFFICER shall mean each of the Company's Vice Presidents and any other officers as defined by Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended.

    P.  OPTIONEE shall mean any person to whom an option is granted under the Plan.

    Q.  PARENT shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    R.  PLAN shall mean the Company's 2001 Supplemental Stock Option Plan, as set forth in this document.

    S.  PLAN ADMINISTRATOR shall mean either (1) the Board or (2) a committee designated by the Board, which committee shall be constituted in such a manner as to satisfy the Applicable Laws.

    T.  PLAN EFFECTIVE DATE shall mean June 25, 2001, the date on which the Plan was adopted by the Board.

    U.  POST-TERMINATION EXERCISE PERIOD shall mean the time period after Optionee ceases to be in Service to the Company, during which the option shall remain exercisable in accordance with its terms.

    V.  SECTION 16 INSIDER shall mean an officer or director of the Company subject to the short-swing profit restrictions and reporting obligations under Section 16 of the Securities Exchange Act of 1934, as amended.

    W.  SERVICE shall mean the performance of services to the Company (or any Parent or Subsidiary) by any person in the capacity of an Employee or a Consultant, except to the extent otherwise specifically provided in the applicable stock option agreement.

    X.  SHARES shall mean shares of the Company's Common Stock.

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    Y.  SUBSIDIARY shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided that each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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  Exhibit 99.2